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                                                                    EXHIBIT 23.2



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 12, 2000, in the Registration Statement and related Prospectus of MigraTEC, Inc. for the registration of 65,421,083 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Dallas, Texas
August 25, 2000